UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2006

Sipex Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27892	04-6135748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

233 South Hillview Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-934-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2006, Sipex entered into Amendment No. 1 ("Amendment No. 1") to the Securities Purchase Agreement, dated as of May 16, 2006, by and among Sipex and the Buyers listed on the Schedule of Buyers attached thereto as Exhibit A. Amendment No. 1 modifies the Securities Purchase Agreement to include a covenant that Sipex will use its reasonable best efforts to make the Notes and Warrants, other than the Notes and Warrants issued to Rodfre Holdings LLC, eligible to be registered for settlement through the Depository Trust Company no later than fifteen (15) days following the satisfaction of the Exchange Act Filing Condition (as defined in the Indenture), under which condition Sipex is required to, by August 15, 2006, file with the SEC all reports then required to be filed by Sipex in accordance with Section 13 or 15(d) under the Securities Exchange Act or face certain penalties under the terms of the Indenture.

The foregoing does not purport to be a complete description of Amendment No. 1 and is qualified in its entirety by reference to the actual Amendment No. 1, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Amendment No.1 dated May 24, 2006 to Securities Purchase Agreement, dated as of May 16, 2006, by and among Sipex and the Buyers listed on the Schedule of Buyers attached thereto as Exhibit A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sipex Corporation

May 26, 2006	By:	Clyde R. Wallin

Name: Clyde R. Wallin
Title: Chief Financial Officer and Sr. VP of Finance

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No.1 dated May 24, 2006 to Securities Purchase Agreement, dated as of May 16, 2006, by and among Sipex and the Buyers listed on the Schedule of Buyers attached thereto as Exhibit A